EXHIBIT (3)(a)
                           ARTICLES OF INCORPORATION
                                      OF
                    GATEWAY AMERICAN PROPERTIES CORPORATION

                               ARTICLE I - Name

      The name of the corporation is GATEWAY AMERICAN PROPERTIES CORPORATION.
                                                      19971044938  C
                                                      $   50.00
                                                      SECRETARY OF STATE
                                                      03-21-97 13:55:08


                     ARTICLE II - Initial Principal Office

      The initial principal office of the corporation shall be 9145 East Kenyon Avenue, Suite 200, Denver, CO 80237-1810.


                       ARTICLE III - Period of Duration

      The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.


                       ARTICLE IV - Purposes and Powers

     Section 1. Purposes. Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act, as amended (the "Act")


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     Section 2. General Powers.  The corporation shall have and may exercise any and all powers and rights which a corporation may exercise legally pursuant to the Act.

                           ARTICLE V - Capital Stock

      Section 1. Shares Authorized. This corporation is authorized to issue one class of shares of stock to be designated as "Common Stock." The total number of shares that may be issued by this corporation is 20,000,000 shares having a par value of $0.01. All or any part of the shares of the Common Stock may be issued by the corporation from time to time for such consideration as may be determined and fixed by the Board of Directors, as provided by law, and when such consideration has been received by the corporation, such shares shall be deemed fully paid.

      Section 2. Dividends. Dividends in cash, property, or shares of the corporation may be paid upon the Common stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law.

      Section 3. Liquidation. In the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

      Section 4. Voting Rights; Non-Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one (1) vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When, with respect to any action taken by shareholders of this corporation, the Act requires the vote or concurrence of the holders of greater than a majority of the outstanding shares of the corporation, the Act shall control. Except as otherwise provided by these Articles of Incorporation or the Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting in the election of directors will not be allowed.


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      Section 5. Preemptive  Rights.  No holder of any shares of the corporation shall, as such, have any preemptive right to purchase or to subscribe for any shares of the Common Stock or any other securities of the corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the Common Stock of the corporation acquired by it after the issue thereof, nor shall any holder of any such share, as such, have any right to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the Common Stock of the corporation, or which shall be attached or appertain to any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the corporation any shares of its Common Stock.

                      ARTICLE VI - Corporate Opportunity

      The  officers,   directors,  and  other  members  of  management  of  this
corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the

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officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

               ARTICLE  VII - Initial  Registered  Office  and Agent

     The street address of the initial registered office of this corporation is 9145 East Kenyon Avenue, Suite 200, Denver, CO 80237-1810, and the name of the initial registered agent of this corporation at that address is HARVEY E. DEUTSCH.

                          ARTICLE VIII - Incorporator

     The name and address of the person signing these Articles is: HARVEY E. DEUTSCH, 9145 East Kenyon Avenue, Suite 200, Denver, CO 80237-1810.

                              ARTICLE IX - Bylaws
      The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to adopt, alter, amend or repeal Bylaws of this corporation shall be vested in either the Board of Directors or shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to alteration, amendment or repeal by the Board of Directors.

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                             ARTICLE X - Amendment

      The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Business Corporation Act.

                         ARTICLE XI - Indemnification

      Section 1. Right to Indemnification. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances in which the Act permits such indemnification. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances which the Act permits such indemnification.

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      Section  2.  Manner of  Indemnification.  Any  indemnification  under this
Article (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination may be made: (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two (2) or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to (a) and (b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made: (a) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in (a) or (b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to (a) and (b) above, by independent legal counsel selected by a majority vote of the full Board. Authorization of indemnification and evaluation as to reasonableness of expenses may be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

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      Section 3.  Non-Exclusive  Right.  The foregoing right of  indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      Section 4. Personal Liability. The personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, except that such provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for: any breach of the director's duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Act; or any transaction from which the director derived an improper personal benefit.

     Section 5. Vote to Amend. A vote of two-thirds (2/3) of each class of stock entitled to vote shall be required to amend this article.

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                       ARTICLE XII - BOARD OF DIRECTORS

      Section 1. Number. The number of Directors of the corporation shall be between three (3) and five (5), which number may be increased or decreased pursuant to the bylaws of the corporation but shall never be less than one (1), provided that:

            (a) If there is no stock outstanding, the number of Directors may be less than three (3) but not less than one (1); and

            (b) If there is stock outstanding, and so long as there are less than two (2) shareholders, the number of Directors may be less than two (2) but not less than the number of shareholders.

      Section 2. Initial Board. The initial Board of Directors of the corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as such directors until the first annual meeting of the shareholders and until their successors are elected and shall qualify are as follows:
            NAME                    ADDRESS
            Harvey E. Deutsch       9145 East Kenyon Avenue
                                    Suite 200
                                    Denver, CO 80237-1810

            Michael A. Messina      9145 East Kenyon Avenue
                                    Suite 200
                                    Denver, CO 80237-1810

            Joel H. Farkas          9145 East Kenyon Avenue
                                    Suite 200
                                    Denver, CO 80237-1810

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     IN WITNESS  WHEREOF,  I have signed these Articles of Incorporation on this
20th day of March, 1997.

                                          /s/ Harvey E. Deutsch
                                          ----------------------------
                                          HARVEY E. DEUTSCH


      The undersigned, having been designated in the foregoing Articles of Incorporation as Registered Agent, hereby agrees to accept said designation.

                                          /s/ Harvey E. Deutsch
                                          ----------------------------
                                          HARVEY E. DEUTSCH

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